Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Cycurion, inc.,

AS BUYER,

and

kustom entertainment, inc.,

as seller.

ASSET PURCHASE AGREEMENT

June 24, 2026

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ii

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ASSET PURCHASE AGREEMENT

Asset Purchase Agreement (the “Agreement”) dated as of June 24, 2026 by and between CYCURION, INC., a Delaware corporation (“Buyer”), and KUSTOM ENTERTAINMENT, INC., a Nevada corporation (“Seller”).

RECITALS:

WHEREAS, Seller is engaged in the business of owning and operating mobile video surveillance technologies, including body-worn cameras, in-car video systems, and digital evidence management solutions for law enforcement, public safety and commercial sectors; and

WHEREAS, Buyer desires to purchase all assets of Seller relating to the video-solutions division, including the development, sale, licensing, support and servicing of video hardware, camera products, platforms, software and software solutions (the “Business”), and Seller desires to sell all assets to Buyer relating to the Business, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

Article 1
BASIC TRANSACTION

Section 1.1 (a) Purchase and Sale of Acquired Assets.

Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller all of Seller’s right, title and interest in all assets, claims, rights and interests used primarily in or held for the use of the Business by Seller to the extent owned by Seller or its Affiliates (as defined below) (collectively, the “Acquired Assets”), including without limitation the following, in whatever and all media they exist:

(i) all contracts relating to the Business, including, without limitation, contracts with customers, agreements, all vendor contracts, venue contracts, advertising orders, licenses, “barter” agreements, contractor agreements, lease rights and all other written or oral contracts relating to the ownership or operation of the Business, including those Material Contracts listed on Schedule 2.13(a) attached hereto (collectively, the “Contracts”);

(ii) all IP Rights (as defined below) of each Seller owned or used by Seller in the Business, including (a) all patents, patent applications, trademarks, service marks, trade names, domain names copyrights, and mask works, (b) software (source code and object code), firmware, APIs, SDKs, databases, documentation, and related materials and (c) trade secrets, know-how, algorithms and proprietary processes,

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(iii) all goodwill associated with the Acquired Assets, all rights to sue and recover for and remedies against uncured past, present and future infringements or wrongful use thereof, and rights of priority and protection of interests as may exist therein under the laws of any jurisdiction worldwide;

(iv) all inventory relating to or arising out of the ownership or operation of the Business, and all publications, raw materials, work-in-process and finished goods related to or used in the operation of the Business, except those set forth in Schedule 1.1(a)(iv);

(v) all books, records, files, data, regulatory filings, and operating manuals relating to the ownership or operation of the Business;

(vi) all permits, licenses and governmental authorizations (to the extent transferable), private authorizations, and similar intangible assets relating to the ownership or operation of the Acquired Assets;

(vii) all plans and work in progress related to the Business;

(viii) all content, information, publications, documentation and databases (in whatever and all forms, including electronic) pertaining to the Business, including all exhibitor application forms, editorial rights and all data and files relating to customers, clientele, membership, sponsor and prospect lists, mailing and subscriber lists, advertiser lists and attendee lists, and all historical information on each;

(ix) all photography and promotional materials related to the Business;

(x) all claims and causes of action, known and unknown, and all miscellaneous rights relating exclusively to or arising out of the operation of the Business;

(xi) any assets set forth in Schedule 1.1(a); and

(xii) all other rights and properties primarily relating to or arising out of the ownership or operation of the Business.

(b) Excluded Assets. Notwithstanding anything in Section 1.1(a) to the contrary, the Acquired Assets do not include the following (the “Excluded Assets”):

(xiii) the Seller’s taxpayer and other corporate identification numbers, seals, minute books, stock transfer books, and other documents relating to the formation, organization, maintenance and existence of Seller as a corporation (or other entity, as applicable) and/or books and records solely relating to Excluded Assets or Excluded Liabilities (as defined below);

(xiv) the Seller’s records relating to tax and accounting matters;

(xv) the Seller’s cash, cash equivalents and marketable securities;

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(xvi) the rights to the Seller’s claims for any federal, state, local or foreign tax refunds;

(xvii) All bank accounts and other depository accounts in existence at the Closing Date;

(xviii) employment agreements and employee benefit plans;

(xix) any assets related to employee benefits plans;

(xx) insurance policies;

(xxi) leases related to any real property leased by the Seller (other than, for the avoidance of doubt, the property located at 6366 College Boulevard);

(xxii) any assets listed on Schedule 1.1(b) attached hereto;

(xxiii) any of the rights of the Seller under this Agreement (or under any agreement between the Seller, on the one hand, and Buyer, on the other hand, entered into on or after the date of this Agreement).

Section 1.2 No Liens.

Seller shall sell and transfer the Acquired Assets to Buyer free and clear of all liens, pledges, mortgages, charges, options, debts, or other encumbrances of any character whatsoever (“Liens”), excluding Permitted Liens. “Permitted Liens” mean (i) Liens for Taxes (as defined below), assessments and other charges of governmental authorities not yet due and payable or, to the extent set forth on Schedule 1.2, being contested in good faith by appropriate proceedings for which collection or enforcement against the property is stayed and (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business or by operation of Law (as defined below); provided that the underlying obligations are not delinquent. Seller shall ensure that any Permitted Liens relating to Taxes are satisfied or terminated after the Closing.

Section 1.3 Assumption of Liabilities.

Subject to and upon the terms and conditions of this Agreement, at the Closing, Buyer shall assume and become responsible for, and only for, the following liabilities of each Seller (the “Assumed Liabilities”): (i) all obligations of each Seller arising under the Contracts on and after the Closing Date (as defined below), to the extent such obligations and liabilities were incurred under the Contracts in the ordinary and usual course of business in accordance with their terms; and (ii) accounts payable that relate directly to operations of the Business , to the extent such accounts payable are non-delinquent and were incurred in the ordinary and usual course of business in accordance with applicable terms and conditions. The Assumed Liabilities shall in no event include any Liabilities (as defined below) arising out of or related to the Excluded Liabilities. The Assumed Liabilities shall also not include Liabilities of any other character arising from any taxes that are accrued and unpaid until the Closing (except for accrued payroll and sales and use tax amounts accrued but unpaid in the ordinary course of business as of the Closing Date) or related to any breach of contract, breach of warranty, tort, infringement, or violation of any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any governmental authority (“Laws”), alleged or actual, by Seller. The term “Liabilities” shall mean any liability, claim, demand, expense, cost, debt, damage, deficiency, commitment, obligation or responsibility, known or unknown, direct or indirect, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise. The term “Claims” shall mean any and all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, payments, costs and expenses including without limitation, reasonable and documented legal fees; provided that, “Claims” shall exclude any and all exemplary and punitive damages unless actually awarded to a third party in a claim. Such terms, conditions and limitations are further outlined in the form hereto attached in Schedule 1.1(c).

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Section 1.4 Excluded Liabilities.

Buyer will not assume or have any responsibility with respect to any Liabilities of Seller not included within the definition of Assumed Liabilities, any refunds, rebates or credits owed by Seller relating to or arising out of services or events that occur on or prior to the Closing Date and any other Liabilities with respect to the ownership or operation of Seller’s assets or businesses prior to the Closing (the “Excluded Liabilities”). Such terms, conditions and limitations are further outlined in the form hereto attached in Schedule 1.1(d).

Section 1.5 Further Assurances.

At any time and from time to time after the Closing, at Buyer’s reasonable request and without further consideration, the applicable Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s title to, all of the Acquired Assets, and to carry out the purpose and intent of this Agreement. From and after the Closing, and for so long as required for Buyer to comply with its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), any applicable securities exchange on which Buyer’s securities are listed or quoted, and applicable accounting standards, Seller shall, and shall cause its affiliates and representatives to, promptly upon reasonable request by Buyer: (a) provide such financial, operating, statistical, contractual and other information relating to the Acquired Assets, the Business or the transactions contemplated by this Agreement as Buyer reasonably determines is necessary or advisable to enable Buyer to prepare and file required reports, registrations, certifications or disclosures (including Forms 8-K, 10-Q, 10-K, registration statements, proxy statements and similar filings) or to respond to comments, inquiries or requests from the SEC or any securities exchange; (b) provide reasonable access to knowledgeable personnel, books and records, work papers and supporting documentation to the extent necessary for Buyer’s auditors to complete audits, reviews or other procedures required in connection with Buyer’s public reporting obligations; and (c) cooperate in good faith with Buyer in connection with any SEC, exchange or accounting inquiry or review relating to periods prior to the Closing or the Purchased Assets. Seller shall not be required to provide information to the extent doing so would violate applicable Law or contractual confidentiality obligations; provided, however, that Seller shall use commercially reasonable efforts to obtain any required consents or provide such information in a form that does not violate such obligations. Buyer shall reimburse Seller for reasonable and documented out-of-pocket costs incurred in complying with this Section, unless such information is required due to Seller’s breach of this Agreement.

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Section 1.6 Purchase Price.

(a) In consideration for the sale, assignment and delivery of the Acquired Assets to Buyer and in consideration of the other agreements of Seller contained in this Agreement, Buyer shall pay to Seller aggregate consideration consisting of: (i) a cash payment of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (the “Cash Payment”), (ii) a Secured Promissory Note in the original principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) (the “Secured Promissory Note”), (iii) contingent cash consideration of up to One Million Dollars ($1,000,000) payable solely upon satisfaction of the applicable earnout conditions set forth herein and in the Earnout Agreement (the “Earnout”), and (iv) warrants to purchase up to 2,000,000 shares of Buyer’s common stock as described in Section 1.6(b)(v) (the “Warrants”) (collectively, the “Purchase Price”).

(b) The Purchase Price for the Acquired Assets shall contain the following components and be payable as follows:

(i) Cash Payment. In consideration for the sale, assignment and delivery of the Acquired Assets, Seller shall receive a cash payment of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) at Closing.

(ii) Secured Promissory Note. In consideration for the sale, assignment and delivery of the Acquired Assets, Seller shall receive the Secured Promissory Note issued by Buyer in the original principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00). The Secured Promissory Note shall bear interest at a rate of seven percent (7.00%) per annum on the outstanding principal balance and shall have a term of three (3) years. Buyer shall make monthly payments of principal and interest pursuant to the terms of the Secured Promissory Note; provided, however, that Buyer shall not be required to make minimum monthly payments in excess of amounts expressly set forth therein. Buyer may prepay the Secured Promissory Note, in whole or in part, at any time without premium or penalty. Any discount applicable in connection with any full prepayment of the Secured Promissory Note shall be solely as expressly set forth in the form of Secured Promissory Note, substantially in the form attached as Exhibit I. In the event of any conflict between this Agreement and the Secured Promissory Note, the terms of the Secured Promissory Note shall control.

(iii) Security Agreement. As security for Buyer’s obligations under the Secured Promissory Note, Buyer shall enter into a Security Agreement in substantially the form attached hereto as Exhibit J, pursuant to which Seller shall be granted a security interest solely in the collateral expressly identified therein. The Security Agreement shall set forth the specific terms, conditions, covenants, limitations, and remedies applicable thereto. Notwithstanding anything to the contrary herein, the Security Agreement shall not encumber any assets of Buyer other than the Acquired Assets and proceeds thereof, except as expressly set forth in Exhibit J. Upon payment in full of all obligations under the Secured Promissory Note, Seller shall promptly release all liens and security interests granted pursuant to the Security Agreement.

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(iv) Earnout Payment. Based solely upon the achievement of the earnout performance criteria expressly set forth in the earnout and clawback agreement attached hereto as Exhibit M (the “Earnout Agreement”), Seller may become entitled to receive an Earnout of up to an additional One Million Dollars ($1,000,000) in contingent cash consideration. The Earnout, if any, shall be earned only to the extent the applicable performance metrics and other conditions set forth in the Earnout Agreement are timely satisfied, and any Earnout payment shall be subject to reduction, offset, forfeiture, or clawback as expressly provided therein. For the avoidance of doubt, no Earnout amount shall be due unless and until the applicable performance criteria are achieved in accordance with the terms of the Earnout Agreement. The specific terms, conditions, methodologies, calculation procedures, limitations, dispute resolution procedures, and applicable Pro Forma Financial metrics relating to the Earnout are set forth in Exhibit M, which shall control in the event of any inconsistency with this Agreement.

(v) Warrants. The Seller shall receive Warrants to purchase up to 2,000,000 shares of Buyer’s common stock at an exercise price of $2.80 per share, pursuant to a warrant agreement substantially in the form attached hereto as Exhibit K (the “Warrant Agreement”). The Warrants shall become exercisable only in accordance with the terms and conditions of the Warrant Agreement, including any applicable vesting, transferability, regulatory, securities law and beneficial ownership limitations set forth therein. The exercise period for the Warrants shall commence on the date the Warrants become exercisable pursuant to the Warrant Agreement (the “Initial Exercise Date”) and shall expire at 5:00 p.m. New York time on the date that is two (2) years following the Initial Exercise Date, after which any unexercised Warrants shall automatically terminate and be of no further force or effect. The Warrants and the shares issuable upon exercise thereof (the “Warrant Shares”) shall be subject to dilution adjustments, exercise limitations, blackout restrictions, and other terms and conditions expressly set forth in the Warrant Agreement, which shall control in the event of any inconsistency with this Agreement.

(vi) Leak-Out. The Warrant Shares issuable upon exercise of the Warrants shall be subject to a Leak-Out Agreement substantially in the form attached hereto as Exhibit N (the “Leak-Out Agreement”). Pursuant to the Leak-Out Agreement, Seller, together with its affiliates and permitted transferees, shall be subject to customary restrictions on the sale, transfer, hedging, or other disposition of the Warrant Shares for a period of twelve (12) months following the date on which the Registration Statement covering such Warrant Shares is declared effective by the SEC. During such period, neither Seller nor any permitted transferee may, on any trading day, sell shares of Buyer’s common stock issuable upon exercise of the Warrants in an amount greater than ten percent (10%) of the trading volume of Buyer’s common stock reported for the immediately preceding trading day, in each case subject to the terms and conditions of the Leak-Out Agreement. The Leak-Out Agreement shall further provide for customary acknowledgements regarding compliance with applicable securities laws, stock exchange rules, insider trading policies, and transfer restrictions. Buyer shall have the right, in its sole discretion, to approve or deny any requested waiver, amendment, or suspension of the Leak-Out Agreement, and any such waiver, amendment, or suspension must be in writing signed by Buyer. Buyer may, in its sole discretion, temporarily suspend, modify, or permanently terminate the Leak-Out Agreement, in whole or in part, if Buyer determines in good faith that such restrictions are adversely affecting the trading market for Buyer’s common stock, creating a chilling effect on investor interest or trading activity, facilitating orderly market transactions, or otherwise serving Buyer’s commercial or strategic interests. The issuance of the Warrants and any Warrant Shares shall remain subject to compliance with applicable law and regulatory requirements, and Buyer shall not be obligated to issue any securities in violation thereof.

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Section 1.7 The Closing.

(a) The Closing shall take place remotely by the exchange of documents and signatures (whether original, fax or PDF) and other Closing deliverables no later than the second (2nd) Business Day on which the conditions to the Closing set forth herein are satisfied or waived, or such other date as is mutually agreed to by the Seller and Buyer (the “Closing Date”). The transfer of the Acquired Assets by Seller to Buyer and the assumption of Assumed Liabilities by Buyer shall be deemed to occur as of 11:59 p.m., New York time on June 30, 2026. The transfer of the Acquired Assets shall be effected by the execution and delivery by Seller of bills of sale and instruments of assignment, and the assumption of the Assumed Liabilities shall be effected by the execution and delivery by Buyer of instruments of assumption, as set forth below.

(b) At the Closing, Seller shall deliver (or shall cause to be delivered) to Buyer:

(i) An Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit A (the “Assignment and Assumption Agreement”), executed by Seller;

(ii) An Intellectual Property Assignment Agreement in recordable form, substantially in the form attached hereto as Exhibit B (the “IP Assignment Agreement”), executed by Seller;

(iii) A Bill of Sale, substantially in the form attached hereto as Exhibit C (the “Bill of Sale”), executed by Seller;

(iv) A Non-Competition and Non-Solicitation Agreement, executed by certain key employees, contractors officers and sellers, substantially in the form attached hereto as Exhibit D (the “Non-Competition and Non-Solicitation Agreements”);

(v) An Employment Agreement, executed by certain key employees, substantially in the form attached hereto as Exhibit E (the “Key Employment Agreement”);

(vi) An Employment Agreement, executed by certain key employees, substantially in the form attached hereto as Exhibit F (the “Essential Employment Agreement” and with the Key Employment Agreement, the “Employment Agreements”);

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(vii) A Contractor Agreement, executed by certain key contractors, substantially in the form attached hereto as Exhibit G (the “Contractor Agreement”);

(viii) A Shared Services Agreement, executed by Seller, substantially in the form attached hereto as Exhibit H (the “Shared Services Agreement”), executed by Seller;

(ix) A Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit L, executed by the Seller;

(x) The Earnout Agreement, substantially in the form attached hereto as Exhibit M, executed by the Seller;

(xi) The Leak-Out Agreement, substantially in the form attached hereto as Exhibit N, executed by the Seller;

(xii) A Conditions Precedent Agreement (the “Conditions Precedent Agreement”), outlining any and all outstanding conditions which must be satisfied in order to close and effectuate this Asset Purchase Agreement, substantially in the form attached hereto as Exhibit P, executed by Seller;

(xiii) Copies of all consents listed on Schedule 2.3;

(xiv) A certificate of the Secretary of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(xv) A certificate signed by an authorized executive officer of Seller certifying (i) the representations and warranties of Seller contained in this Agreement (disregarding any exception or qualification of such representations and warranties that are qualified by the terms “material”, “in all material respects”, “Material Adverse Effect”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects; (ii) since the date of this Agreement, there shall have been no Material Adverse Effect with respect to the Acquired Assets or Business that has occurred and is continuing;

(xvi) Any and all payoff letters and releases necessary to evidence that Seller has paid in full any outstanding indebtedness affecting the Acquired Assets, executed by all applicable parties; and

(xvii) The Seller shall use its best efforts to obtain tax clearance certificate as is customarily issued by the taxing authorities of the State of Nevada has been ordered (regarding the payment by Seller of franchise, withholding, income and sales taxes, as applicable).

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(c) At the Closing, Buyer shall deliver (or cause to be delivered) to Seller, the following documents:

(i) The Assignment and Assumption Agreement, executed by Buyer;

(ii) The IP Assignment Agreement, executed by Buyer;

(iii) The Bill of Sale, executed by Buyer;

(iv) Cash Payment of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00);

(v) The Non-Competition and Non-Solicitation Agreements, each executed by Buyer and Seller;

(vi) The Employment Agreements, each executed by Buyer;

(vii) The Contractor Agreement, each executed by Buyer;

(viii) The Shared Services Agreement, executed by Buyer;

(ix) The Secured Promissory Note, executed by Buyer;

(x) The Security Agreement, executed by Buyer;

(xi) The Warrant Agreement to purchase Common Stock, executed by Buyer;

(xii) The Registration Rights Agreement, executed by Buyer;

(xiii) The Earnout Agreement, executed by Buyer;

(xiv) The Leak-Out Agreement, executed by Buyer;

(xv) The Conditions Precedent Agreement, executed by Buyer;

(xvi) A certificate of the Secretary of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

(xvii) A certificate signed by an authorized executive officer of Buyer certifying the representations and warranties of Buyer contained in this Agreement (disregarding any exception or qualification of such representations and warranties that are qualified by the terms “material”, “in all material respects”, “Material Adverse Effect”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects.

(d) The obligations of Buyer under this Agreement and the Buyer Ancillary Agreements shall be subject to the approval of the Board of Directors of Buyer of this Agreement, the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby. In the event such approval has not been obtained on or prior to the Closing Date, Buyer may terminate this Agreement upon written notice to Seller without liability, except for obligations that expressly survive termination.

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Section 1.8 Allocation of Purchase Price.

The parties acknowledge and agree that the Purchase Price was negotiated and concluded on the basis of the component asset values set forth on Schedule 1.9 attached hereto in accordance with the respective fair market value of the Acquired Assets and the requirements of Internal Revenue Code (the “Code”) Section 1060 and the Treasury regulations promulgated thereunder. Buyer and Seller shall report, act and file Tax Returns (as defined below, including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with Schedule 1.9. Neither Buyer nor Seller shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with Schedule 1.9 unless required by a final “determination” within the meaning of Section 1313(a) of the Code.

Section 1.9 Consents.

If there are any consents listed on Schedule 2.3 that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing Date, in the case of each Contract as to which such consent was not obtained (or otherwise is not in full force and effect) (a “Restricted Contract”), Buyer may waive the closing condition as to any such consent and accept the assignment of such Restricted Contract, in which case, as between Buyer and the applicable Seller, such Restricted Contract shall to the maximum extent practicable, be transferred at the Closing pursuant to the Assignment and Assumption Agreement, and the applicable Seller shall continue to use its commercially reasonable efforts to, and shall, obtain the consent as quickly as possible. If Seller has not obtained all such consents on or before the date that is sixty (60) days from the Closing Date, Buyer shall have the right to indemnification pursuant to Article 4 hereof for any and all damages it suffers related to or arising from the failure of Seller to obtain such consent.

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLER

As used herein, the term “Seller’s Knowledge” or “Knowledge of Seller” shall mean the actual knowledge of each of Chief Executive Officer, Stanton E. Ross and Chief Financial Officer, Thomas J. Heckman, after reasonable due inquiry, including reasonable due inquiry of Chief Accounting Officer, Jason Guo, and Chief Operating Officer, Peng Han, in their capacities as officers of Kustom Entertainment, Inc.. Seller represents and warrants that, except as disclosed in the disclosure schedules attached hereto (the “Disclosure Schedules”) and delivered to Buyer herewith:

Section 2.1 Organization and Good Standing.

(a) Seller is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as currently contemplated to be conducted. Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, expect where the failure to be so qualified has not, individually or in the aggregate, been material to the Business.

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(b) Except as set forth on Schedule 2.1(b), Seller does not have any conflicting investment or other ownership interest in any entity and is not a participant in any joint venture, partnership, limited liability company, or similar arrangement that competes with, conducts activities substantially similar to, or otherwise creates a material conflict of interest with the Business or the day-to-day operation thereof.

(c) Buyer has been provided complete and correct copies of the currently effective organizational documents of Seller and any other entity listed on Schedule 2.1(b).

Section 2.2 Power, Authorization and Validity.

(a) Seller has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements provided for herein to which it is a party (the “Seller Ancillary Agreements”) and to consummate the transactions contemplated hereby and thereby. This Agreement and the Seller Ancillary Agreements to which Seller is a party have been or will be by the Closing duly executed and delivered by Seller. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements to which Seller is a party have been duly and validly approved and authorized by all necessary corporate action on the part of Seller, and no further action is required on the part of Seller to authorize this Agreement and Seller Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby.

(b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority is necessary or required to be made or obtained to enable Seller to enter into, and to perform its obligations under, this Agreement and the Seller Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

(c) No vote, consent or approval of the holders of any capital stock or other equity interests of Seller is required to authorize the execution, delivery or performance of this Agreement, the Seller Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, other than such vote, consent or approval as has been duly obtained and remains in full force and effect.

(d) Assuming the due authorization, execution and delivery by the other parties thereto, this Agreement and the Seller Ancillary Agreements to which each Seller is party are valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as may be limited by (A) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, or other similar Laws affecting the rights of creditors generally, (B) rules of Law governing specific performance, injunctive relief and other equitable remedies, and (C) general principles of equity and public policy. Seller and its subsidiaries are not in default under and has not violated any provision of its governing documents.

Section 2.3 No Violation of Existing Agreements or Laws; Third Party Consents.

Neither the execution and delivery of this Agreement or the Seller Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the organizational documents of Seller, (ii) any instrument, contract or agreement to which Seller is a party or by which it is bound, or (iii) any federal, state, local or foreign Law applicable to Seller or its assets or properties. Seller has utilized its best efforts to collectively obtain all consents and approvals of third parties that are required in connection with the consummation by Seller of the transactions contemplated by this Agreement, and a true, correct and complete list of such consents and approvals is set forth on Schedule 2.3.

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Section 2.4 Capitalization; Ownership of the Assets.

(a) The authorized, issued and outstanding equity ownership of Seller is as set forth on Schedule 2.4.

(b) Seller has good and marketable title to the Acquired Assets and is the true and lawful owners of the Acquired Assets, and has the right to sell and transfer to Buyer good and marketable title to such Acquired Assets, free and clear of any Lien, other than Permitted Liens. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good title to the Acquired Assets in Buyer, free and clear of all Liens.

Section 2.5 Litigation.

There is no unsatisfied judgment against Seller, the Business or any of the Acquired Assets outstanding. Except as set forth on Schedule 2.5, during the past five (5) years, Seller has not been a party to or, threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority (collectively, “Legal Proceedings”) relating to or affecting the Acquired Assets or the Business or which affects or which may affect Seller’s right to perform this Agreement in accordance with its terms, and neither the Business nor any Acquired Asset is party or subject to any Legal Proceedings.

Section 2.6 Intellectual Property.

(a) Schedule 2.6(a) contains a complete and accurate list of all material unregistered and registered trademarks (and applications therefor), trade dress, service marks, slogans, corporate names and trade names, Internet domain names, websites, registered copyrights, patents (and applications therefor), computer programs or program rights, software source code and software licenses (other than “shrink-wrap” licensed programs, program rights, software, source code or databases licensed to Seller under non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of business of such third parties’ businesses with aggregate annual payments due thereunder of less than $1,000), material intellectual property licenses and other similar material intangible property rights and interests (“Seller’s Intellectual Property”) owned or licensed by Seller and used in connection with the Business. Schedule 2.6(a) indicates, as to each item listed therein, whether such item is owned by Seller or used by Seller under license from a third party. Seller’s rights to Seller’s Intellectual Property are referred to herein as the “IP Rights.” Other than Seller’s Intellectual Property as set forth on Schedule 2.6(a), no other material intellectual property is necessary to conduct the Business as currently conducted. Except as set forth on Schedule 2.6(a), Seller’s use of the IP Rights and its operation of the Business do not violate, conflict with or infringe on the intellectual property rights of any third Person, and no third Person (as defined below) has made or, to Seller’s Knowledge, threatened to make any claims that the operation of the Business is in violation of, conflicts with or infringes on any intellectual property rights of any third Person. To Seller’s Knowledge, no third party is in violation of or is infringing upon the IP Rights or any other intellectual property rights of Seller that form part of the Acquired Assets.

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(b) All of Seller’s Intellectual Property which is owned by Seller has been created solely by (i) employees of Seller within the scope of their employment, each of whom (except as set forth on Schedule 2.6(b)) is subject to an assignment obligation to Seller or (ii) independent contractors of Seller who (except as set forth on Schedule 2.6(b)) have executed agreements assigning all right, title, and interest in such Intellectual Property to Seller. None of Seller’s Intellectual Property that constitutes trade secrets or software source code has been published or disclosed except pursuant to valid and binding non-disclosure agreements. Except as set forth on Schedule 2.6(b), Seller’s IP Rights and other content included in the Acquired Assets that were not previously subject to a written agreement with the creator thereof have been properly documented such that Seller is the clear, lawful owner thereof and possesses all rights thereunder, including the right to assign such Intellectual Property or other content to Buyer.

(c) Seller owns all right, title, and interest, or possesses adequate licenses (and each such license for an appropriate number of users) or other valid rights to use, all of Seller’s Intellectual Property used or held for use in connection with its Business as currently being conducted, free and clear of all Liens. All such licenses are fully paid for the number of users required for their use in connection with the Business, and there is no default existing under any such license.

(d) Seller has not received any written claim challenging Seller’s right to use any trade secrets, customer lists or operating methods required for or incident to the operation of the Business. To Seller’s Knowledge, Seller is not using or in any way making use of any confidential information or trade secrets of any third Person without the express written consent of such third Person, including without limitation, a former employer of any present or past employee or contractor of Seller.

(e) Except as set forth on Schedule 2.6(e), all of Seller’s Intellectual Property that is registered with or filed with the United States Patent & Trademark Office or Register of Copyrights or the corresponding offices of other jurisdictions has been duly filed and, as to Seller’s Intellectual Property that has been renewed, has been properly maintained and renewed in accordance with all applicable provisions of Law and administrative regulations, and Seller is the record owner thereof. Seller has taken reasonable steps in accordance with best industry practices to (i) preserve and maintain appropriate records relating to the IP Rights (all of which at Closing shall be delivered to Buyer), and (ii) maintain the confidentiality of its material trade secrets and other confidential Seller’s Intellectual Property, and, to Seller’s Knowledge, there has been no act or omission by Seller, the result of which would be to materially impair the rights of Seller to apply for or enforce appropriate legal protection of its IP Rights.

(f) Seller has not granted rights to license, market or sell any of Seller’s Intellectual Property other than as set forth on Schedule 2.6(f).

(g) Except as set forth on Schedule 2.6(g), none of Seller’s Intellectual Property that constitutes software source code or software is distributed as “open source software” or under a similar licensing or distribution model or is constructed with such “open source software.”

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Section 2.7 Books and Records.

The records of Seller relating to the Acquired Assets are in all material respects true and complete and have been maintained in accordance with reasonable business practices. All records, information and databases (electronic or otherwise) pertaining to customers of the Business have been delivered to Buyer, and such records, information and databases are accurate in all material respects.

Section 2.8 Taxes.

(a) For purposes of this Agreement, “Tax” shall mean (i) any U.S. or non-U.S. income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person, including by operation of law. “Tax Return” means any return, declaration, report, claim for refund, or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b) All federal, state, local and foreign Taxes and assessments (including interest and penalties) that are payable by or due from Seller in respect of the Business have either been fully paid or are not yet due including properly filed extensions. There are no outstanding agreements or waivers with any taxing authority providing for an extension of time (other than properly filed extensions concerning Federal and State income and similar taxes) with respect to the assessment or reassessment of Tax or the filing of any Tax Return, or any payment of any Tax, by Seller; no notice of Tax assessment or Tax reassessment has been received by Seller; and, to the Knowledge of Seller, no examination by a taxing authority of any Tax Return of Seller in respect of the Business is currently in progress. There are no audits, claims, Legal Proceedings (or, to the Knowledge of Seller, any investigation) pending, or, to the Knowledge of Seller, threatened against Seller relating to Taxes of the Business, and Seller knows of no valid basis for any such claim, or investigation. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Acquired Assets. None of the assets of the Seller consists of a United States real property interest within the meaning of Section 897 of the Code. Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Such Taxes of the Business will be restricted in context to the operations of the Business and Assets outlined in Schedule 1.1(a).

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Section 2.9 Regulatory Approvals.

All consents, approvals, authorizations and other requirements prescribed by any Law that must be obtained or satisfied by Seller and that are necessary for the execution, delivery and performance by Seller of this Agreement and the Seller Ancillary Agreements have been obtained and satisfied.

Section 2.10 Employees and Independent Contractors.

(a) Schedule 2.10(a)(i) sets forth a complete and accurate list of the names of all current employees of Seller who are or actively have been employed by or providing services to the Business (or who are reasonably expected to return to work within six months of the Closing Date), specifying their titles, positions and descriptions of the areas of their responsibilities with respect to the Business, exempt classification status and their salaries or hourly rate, as applicable, dates of hire, business locations, commissions, bonuses and incentive entitlements. Schedule 2.10(a)(ii) contains a complete and accurate list of all independent contractors (i) used by the Business as of June 24, 2026 and (ii) paid at least $10,000, in the aggregate, by Seller during the twelve (12)-month period ended June 24, 2026, specifying the name of the independent contractor, type of labor, and fees paid to such independent contractor for calendar years 2024 and 2025.

(b) For the past three (3) years, Seller: (i) is and has been in compliance in all material respects with all applicable laws respecting employment, including provisions thereof relating to employment practices, labor relations, unions, terms and conditions of employment, employee layoffs, wages and hours (including the classification of employees as exempt and the classification of independent contractors), discrimination, pay equity, equal employment, immigration, human rights and accommodation obligations, affirmative action requirements, occupational health and safety, employee leave, unemployment insurance, workers compensation and employee privacy, in each case, with respect to current and former employees and independent contractors; and (ii) is not liable for, and has not incurred any, material unresolved liability with respect to, any arrears of wages, salaries, wage premiums, fees, commissions, bonuses, accrued and unused vacation or other compensation for services performed by any current or former employees or independent contractors, nor any Taxes or any penalty for failure to comply with any of the foregoing. Within the past five years, the Seller has not implemented any plant closing or layoff of employees that could implicate the WARN Act.

(c) Seller is not obligated to, nor has undertaken to, recognize any labor union, works council, labor organization, or group of employees as the bargaining representative of its employees; and no employees of Seller are represented by any labor union, works council, or other labor organization. All employees of Seller who are performing services for the are legally able to be employed and perform the services they are performing in the relevant jurisdiction.

(d) Prior to the Closing, Seller has paid, up to the most recent regular pay period prior to Closing, all wages and compensation accrued by or for, earned by, or due to current and former employees of the Business as of the Closing or for any period prior to the Closing, including all vacations or vacation pay, holidays or holiday pay, severance, paid time off, sick days or sick pay, and bonuses. Seller has paid to the applicable governmental entity all of the employee’s and employer’s portion of the payroll, withholding, Federal Insurance Contributions Act and other Taxes payable with respect to any such pay, compensation and bonuses.

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(e) There is no unfair labor practice complaint against Seller pending, and no person has overtly threatened in writing, to Seller, to commence any unfair labor practices complaint before the National Labor Relations Board or any other governmental entity. Seller has not (A) experienced any strikes, work stoppages or slowdowns, labor grievances, claims of unfair labor practices or any other labor disputes or (B) engaged in any unfair labor practices against its employees. To the Knowledge of Seller, there are no and there have been no union organizing or decertification activities with respect to any employees of Seller. No labor union, works council, other labor organization, or group of employees has made a demand for recognition or certification with respect to any employees of Seller and no representation or certification proceedings are presently pending or, to the Knowledge of Seller, threatened before any labor relations tribunal or authority.

(f) Neither the execution and delivery of this Agreement or the Seller Ancillary Documents, nor the performance of the transactions contemplated thereby, will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any material payment (including severance payments, payments under any other agreements, unemployment compensation payments, payments subject to Section 280G of the Code or otherwise) becoming due to any director or any employee of Seller under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

(g) Every Person who has been paid or otherwise treated as an independent contractor by Seller has properly been classified as an independent contractor, and neither any such Person nor any governmental authority has asserted that any such Person is not properly classified as an independent contractor.

(h) Since December 31, 2025, Seller has not modified the compensation payable to its employees or independent contractors except in the ordinary course of business.

Section 2.11 SEC Reports; Financial Statements; Collection of Receivables.

(a) Seller, since January 1, 2023, has filed all forms, reports, schedules, statements, registration statements, prospectuses, proxies and other documents required to be filed or furnished by Seller with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, together with any amendments, restatements or supplements thereto, and shall file all such forms, reports, schedules, statements, proxy materials. Except to the extent available on the SEC’s website through EDGAR, Seller has delivered to the Company copies in the form filed with the SEC of all of the following:

(i) Seller’s most recent annual reports on Form 10-K for each fiscal year referred to in clause (a) above;

(ii) Seller’s quarterly reports on Form 10-Q for each fiscal quarter that referred to in clause (a) above;

(iii) all other forms, reports, registration statements, prospectuses, proxy materials and other documents (other than preliminary materials) filed by Seller with the SEC since the beginning of the first fiscal year referred to in clause (a) above (the forms, reports, registration statements, prospectuses, proxies and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”); and

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(iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”).

(b) The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SEC Reports. None of the SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement. The Public Certifications are each true as of their respective dates of filing.

(c) Since January 1, 2026 and as of the date of this Agreement, (i) Seller has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Seller securities, (iii) there are no Actions pending or, to the Knowledge of Seller, threatened against Seller by the Financial Industry Regulatory Authority, Nasdaq or the SEC with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Seller securities on Nasdaq and (iv) Seller and such Seller securities are in compliance with all of the applicable listing corporate governance rules of Nasdaq.

(d) Seller has established and maintains disclosure controls and procedures required by Rules 13a-15 or Rule 15d-15 under the Exchange Act. Except as set forth in the SEC Reports, such disclosure controls and procedures are reasonably designed to ensure that all material information concerning Seller and other material information required to be disclosed by Seller in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Seller’s SEC filings and other public disclosure documents. Except as set forth in the SEC Reports, such disclosure controls and procedures are effective in timely alerting Seller’s principal executive officer and principal financial officer to material information required to be included in Seller’s periodic reports required under the Exchange Act.

(e) The financial statements and notes of Seller contained or incorporated by reference in the SEC Reports (the “Seller Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Seller at the respective dates of and for the periods referred to in such financial statements and accurately reflect the books and records of Seller as of the times and for the periods referred to therein, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

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(f) Seller maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) Seller does not maintain any off-the-book accounts and that Seller’s assets are used only in accordance with Seller’s management directives, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the financial statements of Seller and to account for Seller’s assets. Seller has not been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of Seller. Seller or its representatives has not received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or its internal accounting controls, including any material written complaint, allegation, assertion or claim that Seller has engaged in questionable accounting or auditing practices.

(g) Seller has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Seller Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Seller’s formation in the ordinary course of business. All material debts and Liabilities, fixed or contingent, which should be included under GAAP on a balance sheet are included in the Seller Financials as of the date of such Seller Financials. Seller has no off-balance sheet arrangements.

(h) As used herein, the term “Seller Carve-Out Financials” means (i) the audited carve-out financial statements relating to the Acquired Assets and Assumed Liabilities as of and for the Fiscal Years Ending December 31, 2025 and 2024 and the three months ending March 31, 2026, consisting of the draft unaudited statements of Acquired Assets and Assumed Liabilities as of March 31, 2026 and June 30, 2026 (if required), and the related unaudited Statements of Revenues and Direct Expenses (also referred to as an income statement), for the fiscal periods then ended, and the related notes thereto. Seller has provided to Buyer true and correct copies of the unaudited Seller Carve-Out Financials. Seller prepared the Seller Carve-Out Financials (i) in accordance in all material respects with, the books and records of the Seller as of the times and for the periods referred to therein and (ii) in accordance with U.S. GAAP, consistently applied throughout and among the periods involved and in the same manner as the Seller Financials (except that the Draft Financials may exclude the footnote disclosures and other presentation items required for U.S. GAAP). The Seller Carve-Out Financials fairly present in all material respects the carve-out statement of Acquired Assets and Assumed Liabilities as of the respective dates thereof and the results of the operations of the Acquired Assets and Assumed Liabilities for the periods indicated.

(i) Seller shall cause its independent registered public accounting firm to perform any required audits and reviews required with respect to the Seller Carve-Out Financials described in Section 2.11(h), in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Buyer shall be responsible for the payment of all reasonable and documented fees and expenses of such audits and reviews.

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(j) On the date hereof, the Seller maintains accurate books and records reflecting the Acquired Assets and Assumed Liabilities in all material respects and maintains proper and adequate internal accounting controls that, to the Knowledge of the Seller, provide reasonable assurance that (i) the Seller does not maintain any off-the-book accounts and that the Seller’s assets are used only in accordance with the Seller’s management directives, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the Draft Financials and to account for the Acquired Assets and Assumed Liabilities. On the Closing Date, the Seller will maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and that (i) the Seller does not maintain any off-the-book accounts and that the Acquired Assets and Assumed Liabilities are used only in accordance with Seller’s management directives, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the Seller Carve-Out Financials.

(k) All financial projections with respect to the Acquired Assets and Assumed Liabilities that were delivered by or on behalf of the Seller to Buyer or their respective representatives, including all information delivered by or on behalf of the Seller to Buyer or their respective representatives that was used in connection with the Pro Forma Financial Information, were prepared in good faith using assumptions that the Seller believes to be reasonable.

(l) The accounts receivable (as of June 24, 2026) set forth on Schedule 2.11(b) and constituting a part of the Acquired Assets have arisen, and are consistent with levels maintained, in the ordinary course of business and represent bona fide claims of Seller against the account debtors for sales made, services performed or other charges arising on or before the Closing Date, are not subject to known valid claims of set-off or other defenses or counterclaims, and, to the Knowledge of Seller, are fully collectible in the ordinary course of business according to the terms of their respective agreements within 120 days of the date hereof, without resort to litigation or engaging an agent for collection that are not otherwise reserved for in the allowance for doubtful accounts established by the Seller.

(m) Seller has a system of internal accounting controls which are designed to provide assurance regarding the reliability of financial reporting. Since January 1, 2023, there has never been (i) any significant deficiency or weakness in the system of internal accounting controls used by Seller except as set forth in the SEC Reports, (ii) any fraud by any of Seller’s employees, (iii) any wrongdoing that involves any Seller employee who has or had a role in the preparation of financial statements or the internal accounting controls used by the Seller or (iv) any claim or allegation regarding any of the foregoing.

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Section 2.12 Absence of Certain Events.

Since December 31, 2025:

(a) Seller has conducted the Business only in the ordinary course, consistent with past practice, including without limitation making and recording payments related to future expenses.

(b) Seller has not transferred, encumbered, leased, subleased, licensed or otherwise disposed of any assets; incurred any Liability other than in the ordinary course of business, consistent with past practice, and not material in the aggregate or changed the method or computation of the prices charged for the products or services sold in the Business, other than in the ordinary course of business, consistent with past practice, and not material in the aggregate.

(c) Seller has not waived any material claim or right of value relating to the Acquired Assets, or entered into an agreement or commitment, whether written or oral, to do or take any of the actions described in Sections 2.12(a)-(b).

(d) There has not been any Material Adverse Effect to Seller, the Business, its condition (financial or otherwise), assets or results of operations. “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise) or assets of the Business or (ii) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) conditions generally affecting the industries in which Seller operates; (C) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (E) any changes in applicable Laws or accounting rules; (F) any natural or man-made disaster or acts of God; (G) any epidemic or pandemic, unless such any such event, occurrence, fact, condition or change disproportionately affects Seller or the Business; (H) any matter disclosed in the Disclosure Schedules; or (I) any failure by the Business to meet any projections, forecasts or revenue or earnings predictions.

The parties acknowledge and agree that the ongoing conflict involving Iran, including any related disruption or volatility in the oil and gas markets and any resulting indirect effects on the Business, whether existing as of the date hereof or arising thereafter, shall not, individually or in the aggregate, constitute or be deemed a “Material Adverse Effect” for purposes of Section 2.12.

Section 2.13 Contracts.

(a) Schedule 2.13(a) lists each of the following Contracts (x) by which any of the Acquired Assets or the Business is bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Business or the Acquired Assets (such Contracts, together with all Contracts concerning the occupancy, management or operation of any real property (including without limitation, brokerage contracts) listed or otherwise disclosed in Schedule 2.13(a) and all agreements set forth in Schedule 2.6(a), being “Material Contracts”):

(i) all Contracts involving aggregate consideration in excess of $100,000 and which, in each case, cannot be cancelled without penalty or payment of the full contract price;

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(ii) all Contracts, the primary subject matter of which is to provide for the indemnification of any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity (“Person”) or the assumption of any tax, environmental or other Liability of any Person;

(iii) all Contracts that relate to the acquisition or disposition of the Acquired Business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(v) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements).;

(vi) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

(vii) except for Contracts relating to trade receivables, all Contracts with any governmental authority;

(viii) all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

(ix) all joint venture, partnership or similar Contracts involving the Acquired Business; and

(x) all Contracts for the sale of any of the Acquired Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Acquired Assets.

(b) Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller’s Knowledge, any other party thereto is in material breach of or default under, or has provided or received any written notice of any intention to terminate, any Material Contract. True, complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or to Seller’s Knowledge threatened under any Contract included in the Acquired Assets and no Material Contract is subject to any outstanding Order or stipulation restricting or requiring the enforcement, or modification thereof. “Order” means any judgment, writ, decree, compliance agreement, injunction or order of any governmental authority or arbitrator, as in effect on the date hereof. No third party to any Material Contract has notified Seller in writing of its intention to cease to perform any material services required to be performed by it, withhold any payment to be made by it, or bring any claim of default thereunder.

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Section 2.14 Compliance with Laws.

(a) Seller has, for the past three (3) years, complied and are in compliance with (i) in all material respects, all applicable Laws, including, without limitation, those relating to environmental protection, water or air pollution and similar matters, and (ii) all Orders, writs, injunctions and decrees of any governmental entity, relating to Seller, the Business or any of the Acquired Assets. Any and all governmental licenses, permits and other authorizations (collectively, “Permits”) used or necessary to operate the Business as it is now operated are validly issued in the name of Seller, are in full force and effect, and are identified on Schedule 2.14. All fees and charges with respect to such Permits as of the date hereof have been paid in full.

(b) Without limiting the generality of Schedule 2.14, Seller currently conducts, and has conducted, the Business in compliance with all applicable anti-corruption or anti-bribery laws, including the United States Foreign Corrupt Practices Act of 1977, as amended. Seller does not maintain policies, procedures or internal controls with regard to applicable anti-corruption or anti-bribery laws. Neither Seller nor any agent, employee, consultant or other representative, acting for or on behalf of Seller has made or is making any payments of either cash or other consideration that were or are unlawful under applicable Law, including directly or indirectly (i) using any of IMS’s or Singapore Entity’s funds for any illegal or unlawful contribution, gift, entertainment or other payment, (ii) making any bribe, rebate, payoff, influence payment, kickback or other illegal or unlawful payment to any foreign or domestic government official or employee or (iii) given or agreed to give any payment, gift or similar benefit to any customer, client, supplier, governmental employee or any other Person in violation of applicable Laws.

Section 2.15 No Undisclosed Liabilities.

The Business has no Liabilities except for (a) Liabilities reflected in the Financial Statements and assumed by the Buyer, (b) Excluded Liabilities, (c) Liabilities incurred in connection with the Seller’s performance of their obligations under this Agreement or the Seller Ancillary Agreements, or (d) Liabilities that are otherwise incurred in the ordinary course of business which are not, individually or in the aggregate, material to the Business.

Section 2.16 Insurance Policies.

Seller has obtained and maintained in full force and effect insurance policies (the “Insurance Policies”) in such amounts and with such coverage as described on Schedule 2.16. All premiums through the Closing Date due on the Insurance Policies or renewals thereof have been paid, and there is no default under any of the Insurance Policies. There is no material claim pending under any such Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such Insurance Policy. Schedule 2.16 sets forth Seller’s three (3) year claims history with respect to the Insurance Policies.

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Section 2.17 Real Property.

Seller is not in material breach or material default under the office space located at 6366 College Boulevard, Overland Park, Kansas 66211 (the “Office Lease”) and Seller has paid all rent due and payable under the Office Lease. Seller has not received nor given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under the Office Lease. To Seller’s Knowledge, no other party to the Office Lease is in default thereof, and, to Seller’s Knowledge, no other party to the Office Lease has exercised, or indicated an intention to exercise, any termination rights with respect thereto.

Section 2.18 Suppliers.

Schedule 2.18 lists the twenty (20) most significant vendors or suppliers of supplies, merchandise and other goods or services of the Business (with corresponding expenditures), on the basis of cost of goods or services purchased for calendar year 2024 and 2025. Except as set forth on Schedule 2.18, Seller has not received any written notice that any such vendor or supplier has ceased, or intends to cease, to sell products or services to Seller or the Business, or has reduced, or intends to reduce, or change the terms with respect to, the sale of such products or services at any time (whether as a result of the consummation of the transactions contemplated hereby or otherwise). To the Knowledge of Seller, no such vendor or supplier is threatened with bankruptcy or insolvency.

Section 2.19 Related-Party Transactions.

Except as set forth on Schedule 2.19 and in the SEC Reports, no officer, director or equity owner of Seller has (a) borrowed money from or loaned money to Seller that remains outstanding; (b) any Material Contract with or contractual or other claim, express or implied, of any kind whatsoever against or in respect of Seller; (c) any ownership or other interest in any Acquired Assets or any other assets used or held for use in the Business or located on any real property; (d) engaged in any transaction with or has any relationship with or in respect of the Business; or (e) owned, directly or indirectly, any interest in (except not more than five percent (5%) stockholdings for passive investment purposes in securities of publicly held and traded companies), or served as an officer, director, employee or consultant of or otherwise received remuneration from, any Person that is, or has engaged in business as, a competitor, lessor, lessee, customer or supplier of the Business.

Section 2.20 No-Shop Clause.

Since January 12, 2026, Seller has ceased all existing discussions and negotiations with any other parties regarding a potential acquisition of the Business and Seller has not, directly or indirectly, solicited, initiated, encouraged, or entertained any inquiries or proposals from any person or entity (other than Buyer) relating to the acquisition of the Business, whether by merger, sale of assets, sale of stock, or otherwise.

Section 2.21 Brokers.

Except as disclosed in Schedule 2.21, Seller has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

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Section 2.22 Investment Intent.

Seller understands that Warrants and Warrant Shares (collectively, the “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Seller is acquiring the Securities as principal for its own account and does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity. Seller is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. Seller is acquiring the Securities hereunder in the ordinary course of its business.

Section 2.23 General Solicitation.

Seller is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act), including, without limitation, any public or broadly disseminated communication or any seminar or meeting whose attendees have been invited by general solicitation or general advertising (as described in Rule 502(c)).

Section 2.24 Access to Information.

Seller acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Securities. Seller has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. No such investigation, analysis and evaluation nor any other due diligence investigation conducted by Seller shall modify, limit or otherwise affect Seller’s right to rely on Buyer’s representations and warranties contained in this Agreement.

Section 2.25 Accredited Investor.

Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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Section 2.26 Certain Trading Activities.

Other than with respect to the transactions contemplated herein, since June 24, 2026, neither the Seller nor any affiliate of Seller which (x) had knowledge of the transactions contemplated hereby, (a) has or shares discretion relating to Seller’s investments or trading or information concerning Seller’s investments, including in respect of the Securities, and (b) is subject to Seller’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Seller or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any “short sales” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act) involving the Company’s securities). Notwithstanding the foregoing, in the case of Seller and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of Seller’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Seller’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to Buyer, Seller has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Section 2.27 Reliance on Exemptions.

Seller understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Securities.

Section 2.28 [Reserved]

Section 2.29 Privacy; Data Security.

(a) Seller is conducting the Business in compliance in all material respects with all applicable Privacy Laws and all internal and publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information. There is no requirement to obtain any consent, approval or waiver of any Person under applicable Privacy Laws in connection with the due diligence investigation, or preparation, execution or performance of this Agreement. “Privacy Laws” mean all applicable Laws concerning the privacy, security, or processing of personal information, including without limitation data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications, the United States CAN SPAM Act, the California Consumer Privacy Act and any implementing regulations therein and the General Data Protection Regulation (EU) 2016/679 (GDPR).

(b) Seller has at all times had reasonable and appropriate security and organizational measures in place, and has taken steps, as required by Privacy Laws and otherwise, reasonable and appropriate to protect personal and business information maintained or processed by or for Seller against loss, against infection by viruses, bugs, malicious software, and other malware, and against unauthorized access, use, modification, disclosure or other misuse, including appropriate controls that have been regularly tested and reviewed, and to safeguard the availability, security and integrity of such personal information. The Seller has delivered to Buyer true, correct and complete copies of all Privacy Policies and Privacy Contracts that Seller or any of the Acquired Assets are party to or bound by.

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(c) During the five (5) years prior to the Closing Date, Seller has not experienced any actual, alleged, or suspected data breach or other security incident involving personal information or otherwise or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Proceedings by any governmental body, agency, official or authority concerning Seller’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Privacy Laws.

(d) Seller maintains commercially reasonable data back-up and/or contingency operations plans with respect to the Business and to the Knowledge of Seller such plans are effective.

(e) The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby will not cause Seller to violate any applicable privacy and security requirements binding on Seller or result in or give rise to any right of termination or other right to impair or limit the Seller’s rights to own or process any personal information used in or necessary for the conduct of the business, without giving effect to any actions that may be taken by, or circumstances otherwise affecting, the Buyer.

Section 2.30 Disclosure.

The representations and warranties by Seller in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, taken as a whole, not misleading.

Section 2.31 No Additional Representations or Warranties.

Except as specifically provided in this Article 2, Sellers has not made, nor is it making, any representation or warranty whatsoever to Buyer or any of its Affiliates or any other Person on the behalf of any of the foregoing.

Article 3
REPRESENTATIONS AND WARRANTIES OF BUYER

As used herein, the term “Knowledge of Buyer” shall mean the actual knowledge after reasonable due inquiry of Buyer’s executive officers. Buyer hereby represents and warrants that:

Section 3.1 Organization and Good Standing.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

Section 3.2 Power, Authorization and Validity.

(a) Buyer has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements provided for herein to which it is a party (the “Buyer Ancillary Agreements”). This Agreement and the Buyer Ancillary Agreements have been duly executed and delivered by Buyer. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements have been duly and validly approved and authorized by all necessary action on the part of Buyer.

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(b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is required to be made or obtained to enable Buyer to enter into, and to perform its obligations under, this Agreement and the Buyer Ancillary Agreements.

(c) No vote, consent or approval of the holders of any capital stock or other equity interests of Buyer is required to authorize the execution, delivery or performance of this Agreement, the Buyer Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, other than such vote, consent or approval as has been duly obtained and remains in full force and effect.

(d) Assuming the due authorization, execution and delivery by the other parties, this Agreement and the Buyer Ancillary Agreements are valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, or other similar Laws affecting the rights of creditors generally, (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies, and (iii) general principles of equity and public policy.

Section 3.3 No Violations of Existing Agreements or Laws.

Neither the execution and delivery of this Agreement or the Buyer Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the organizational documents of Buyer, (ii) any instrument, contract or agreement to which Buyer is a party or by which it is bound, or (iii) any federal, state, local or foreign Law applicable to Buyer or its assets or properties.

Section 3.4 Brokers.

Except as disclosed in Schedule 3.4, Buyer has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 3.5 Litigation.

Except as disclosed in Schedule 3.5, Buyer is not a party to or, to the Knowledge of Buyer, threatened with, any Legal Proceedings which affect or may affect Buyer’s right or ability to perform this Agreement in accordance with its terms.

Section 3.6 Disclosure.

The representations and warranties by Buyer in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, taken as a whole, not misleading.

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Section 3.7 Valid Issuance of Securities.

The Warrants and Warrant Shares, to be issued upon the exercise of the Warrants, have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms of this Agreement and the Buyer Ancillary Agreements, such Warrants and Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens.

Section 3.8 No General Solicitation.

Buyer represents and warrants that neither it nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television, radio or the internet, or presented at any seminar or any other general advertisement.

Section 3.9 No Additional Representations or Warranties.

Except as specifically provided in this Article 3, Buyer has not made, nor is it making, any representation or warranty whatsoever to Seller or any of its Affiliates or any other Person on the behalf of any of the foregoing.

Article 4
SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION

Section 4.1 Survival of Representations.

All representations and warranties of Seller on the one hand, and Buyer on the other, contained in this Agreement, and, unless otherwise expressly provided therein, in any Buyer Ancillary Agreement or Seller Ancillary Agreement shall survive the Closing Date and will remain operative and in full force and effect for eighteen (18) months following the Closing Date (the “General Indemnity Period”), except that the representations set forth in Sections 2.1, 2.2, 2.3 2.4, 2.8, 2.21, 3.1, 3.2, 3.3 and 3.4 (the “Fundamental Representations”) shall survive until the expiration of the relevant assessment or reassessment period or the relevant statute of limitations. Any covenant or obligation set forth in this Agreement, the Buyer Ancillary Agreements or the Seller Ancillary Agreements that is to be performed after the Closing Date will remain operative and in full force until fully performed. No party shall be responsible for indemnification hereunder with respect to breaches of representations, warranties or covenants unless a claim therefor is asserted within said period of survival, failing which such claim shall be waived and extinguished.

Section 4.2 Agreement to Indemnify.

Subject to the limitations set forth in Section 4.7, from and after the Closing, Seller on the one hand, and Buyer on the other hand (each an “Indemnifying Party”), agree to indemnify and hold harmless the other party, its Affiliates and their respective directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents (each an “Indemnified Party”) from and against any and all Claims related to or arising out of:

(a) any breach by the Indemnifying Party of any representation or warranty given or made by it in this Agreement;

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(b) any misrepresentation contained in any certificate furnished by the Indemnifying Party pursuant to this Agreement; or

(c) any and all actions, suits, claims or legal, administrative, arbitrative, governmental or other proceedings or investigations against any Indemnified Party arising out of such breach.

Section 4.3 Indemnification by Seller.

Seller agrees to indemnify and hold harmless Buyer Indemnified Parties from each Claim relating to or arising out of:

(a) any non-fulfillment of any covenant by Seller hereunder;

(b) any Excluded Liability, and any assets, properties, claims, rights or interests of Seller other than the Acquired Assets;

(c) Seller’s employment or engagement (or termination of the employment or engagement) of any individual, including without limitation relating to salary, wages, vacation pay and other compensation, worker classification, benefit plans, worker’s compensation, sexual harassment and other claims arising under any Law relating to employment;

(d) any failure of Seller to be duly qualified or licensed to do business, or to be in good standing, in any applicable jurisdiction, including any foreign jurisdiction;

(e) any breach of Section 2.6(b), including any failure of Seller to (i) obtain, maintain or record valid assignments of the rights to any of Seller’s Intellectual Property or other content included in the Acquired Assets from employees, consultants, contractors or other third parties, or (ii) otherwise properly document that Seller is the clear, lawful owner of such Intellectual Property or other content and possesses all rights therein, including the right to assign such Intellectual Property or other content to Buyer;

(f) any Contract included in the Acquired Assets that was not entered into in the name of Seller, including any Claim alleging that Seller is not a party to such Contract or does not possess all rights and obligations thereunder, including the right to assign such Contract to Buyer; or

(g) any Claim in connection with the consummation of the transactions contemplated by this Agreement by any third party with whom Seller or any agent of them had bona fide discussions concerning the disposition or sale of the Business or the Acquired Assets, solely to the extent relating to such discussions.

Section 4.4 Indemnification by Buyer.

Buyer further agrees to indemnify and hold harmless Seller and the other Seller Indemnified Parties from each Claim relating to or arising out of (a) any non-fulfillment of any covenant by Buyer hereunder, or (b) any of the Acquired Assets or Assumed Liabilities.

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Section 4.5 Defense of Claims.

(a) An Indemnified Party shall promptly notify an Indemnifying Party of any third-party claims commenced or asserted against the Indemnified Party. Upon receipt of such notice, the Indemnifying Party shall (within twenty days thereafter) (i) defend the Indemnified Party against such third-party claim with counsel of the Indemnifying Party’s choice, which choice shall be reasonably satisfactory to the Indemnified Party and (ii) permit the Indemnified Party to participate in the defense thereof and to retain separate counsel at its own cost. If the Indemnifying Party shall fail or refuse to undertake the defense of a claim within twenty days after receiving notice that such Claim has been made, the Indemnified Party shall have the right (but not the obligation) to assume the defense of such claim in such manner as it deems appropriate until the Indemnifying Party shall, with the consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), assume control of such defense, and the Indemnifying Party shall indemnify the Indemnified Party pursuant to this Agreement from and against the reasonable costs and expenses of such defense. The party hereto handling the defense of any action shall keep the other party reasonably informed at all times of the status thereof. Neither the Indemnifying Party nor the Indemnified Party shall settle a third-party claim without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). In the event that the Indemnified Party reasonably concludes that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with the defense of such action, the Indemnified Party may employ its own counsel and assume its own defense, and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party; provided, however, that in the event that the Indemnified Party is simultaneously represented by more than one law firm, then during such period of simultaneous representation, the Indemnifying Party shall only be required to pay the fees and expenses of one law firm.

(b) A failure to give written notice of a Claim hereunder will not affect the rights or obligations of either party hereunder except and only to the extent that, as a result of such failure, the rights of the Indemnifying Party are materially prejudiced.

(c) Notwithstanding anything to the contrary contained herein, Buyer shall be entitled to deal exclusively with Seller with respect to any matters arising under this Article 4.

Section 4.6 Survival of Claims.

Notwithstanding anything to the contrary contained herein, if, prior to the expiration of a particular representation or warranty, an Indemnified Party makes a good faith Claim for indemnification under this Agreement, then the Indemnified Party’s rights to indemnification under this Article 4 for such Claim shall survive any expiration of such representation or warranty until such Claim is resolved in accordance with this Article 4.

Section 4.7 Limitations.

(a) Notwithstanding anything to the contrary contained herein:

(i) except for Claims based on breaches of Fundamental Representations, intentional misrepresentation, or fraud, (A) no claim for indemnification of an Indemnified Party under Section 4.2 may be made against an Indemnifying Party unless and until the aggregate of all such Claims exceeds a threshold of Ten Thousand Dollars ($10,000); (the “Threshold”), in which event the Indemnifying Party shall be liable for the aggregate amount of all such Claims, inclusive of the Threshold. In addition, except for breaches of Fundamental Representations, intentional misrepresentation, willful misconduct or fraud, the maximum aggregate liability of an Indemnified Party to an Indemnifying Party under Section 4.2 shall not exceed twenty-five percent (25%) of the Purchase Price. For purposes of Section 4.2, any representation or warranty shall not be deemed qualified by any references to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty; and

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(ii) without limiting the applicability of the foregoing, and except for claims based on intentional misrepresentation or fraud, the maximum aggregate liability of a Seller Indemnifying Party under this Article 4 shall not exceed the Purchase Price.

(b) The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

(c) In no event shall an Indemnified Party be entitled to make any claim for indemnification under this Article 4 if such claim arises from a voluntary disclosure (with respect to any matter, violation or potential violation set forth or described in the Disclosure Schedules) made by Buyer or its Affiliates to any governmental authority or similar process with respect to the Business for any period prior to the Closing; provided that, prior to a voluntary disclosure (regardless of whether such matter, violation or potential violation is set forth or described in the Disclosure Schedules) by Buyer or its Affiliates to any governmental authority or similar process, Buyer shall in consult in good faith with Sellers regarding such disclosure.

Section 4.8 No Duplicative Recovery. No Indemnified Party shall be entitled to be compensated to the extent it would result in a duplicative payment (including payment pursuant to Section 1.6) to the Indemnified Party in respect to the same Claim (or portion thereof), regardless of how many separate breaches of, or inaccuracies in, different representations, warranties, covenants, undertakings or agreements that may be alleged to arise.

Section 4.9 Mitigation of Damages. Each Indemnified Party shall take commercially reasonable steps to mitigate its Claims upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Claims that may be indemnifiable or reimbursable hereunder.

Section 4.10 Insurance Proceeds.

Payments by an Indemnifying Party pursuant to this Article 4 or in respect of any Claims shall be limited to the amount of any liability or damages that remain after deducting therefrom any insurance proceeds and any indemnity contribution or similar payment received or reasonably expected to be received by the Indemnified Party in respect of such Claim.

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Section 4.11 Order of Recovery.

Except for Claims based on intentional misrepresentation or fraud, all Claims for losses by any Buyer Indemnified Party shall be satisfied (i) first, to offset such remaining indemnification amounts against any amounts otherwise due and payable by Buyer Indemnified Party to Seller, (ii) second, with funds from the Escrow Account and in accordance with the Escrow Agreement, and (iii) third, directly from Sellers and/or Shareholders in the amount of such remaining indemnification amount in accordance with this Article 4.

Section 4.12 Adjustment of Purchase Price for Tax Purposes

Except to the extent prohibited by applicable Law, any indemnity payment under this Agreement pursuant to this Article 4 shall be treated as an adjustment to the Purchase Price.

Section 4.13 Exclusive Remedy.

Except: (a) for any equitable remedies which the parties may pursue; and (b) for enforcement actions of any kind or nature regarding the terms and provisions of this Article 4, the indemnification under this Article 4 shall be the parties’ sole and exclusive remedy, each against another, with respect to matters arising under this Agreement. The parties waive and release any other rights, remedies, causes of action or claims of any kind or nature arising under this Agreement.

Article 5
COVENANTS

Section 5.1 Confidentiality.

Seller and Buyer agree from and after the Closing Date to maintain in confidence all confidential or proprietary information relating to the Business. Without limiting the generality of the foregoing, Seller and Buyer shall, and shall cause their respective Affiliates, directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents to, keep confidential all information concerning finances, marketing, technical data, production processes, business methods and manuals, contracts, prospect lists, customer and vendor lists, advertiser lists, and any other confidential or proprietary information relating to the Business. The foregoing shall not prohibit disclosure of such information (i) as is required by Law, including without limitation to permit Buyer to comply with its disclosure obligations as public reporting company in the United States, provided that (A) Seller promptly informs Buyer in writing of such requirement or obligation prior to its disclosure so that a protective order or other appropriate remedy may be obtained by Buyer, and (B) disclosure is thereafter made only to the extent to which Seller is obligated, but not further or otherwise, (ii) as is necessary to prepare Tax Returns (including Tax Returns of Seller or of any of its Affiliates) or other filings with governmental authorities or to defend or object to any reassessment of Taxes, (iii) as is necessary for Seller (or their respective directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents) to prepare and disclose, as may be required, accounting statements, and (iv) to assert or protect any rights of Seller hereunder or under any applicable Law. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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Section 5.2 Registration Rights.

(a) Subject to applicable securities laws, stock exchange rules, and the continued availability of Rule 415 promulgated under the Securities Act, Buyer shall use commercially reasonable efforts to file with the Commission a Registration Statement registering for resale the Registrable Securities no later than sixty (60) days following the Closing Date (the “Filing Date”). Buyer shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable thereafter; provided, however, that Buyer shall not be obligated to cause such Registration Statement to become effective by any specific date and shall not be liable for any delays resulting from Commission comments, market conditions, changes in applicable law, stock exchange requirements, or other matters outside of Buyer’s reasonable control. Buyer shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earliest to occur of: (i) the date on which Seller no longer owns any Registrable Securities, (ii) the date on which all Registrable Securities held by Seller may be resold without restriction pursuant to Rule 144 without the requirement for Buyer to be in compliance with the current public information requirements thereunder, and (iii) the second anniversary of the effective date of the Registration Statement; provided, however, that Buyer may suspend the use or effectiveness of the Registration Statement from time to time in connection with pending material developments, financing activities, acquisitions, regulatory matters, black-out periods, or other bona fide business purposes as determined by Buyer in good faith.

(b) Buyer and Seller shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit L, which shall govern the rights and obligations of the parties with respect to the Registrable Securities. In the event of any inconsistency between this Agreement and the Registration Rights Agreement, the Registration Rights Agreement shall control.

Section 5.3 Pro Forma Financial Statements.

(a) Buyer and Seller have collaborated in good faith to prepare pro forma financial statements (“Pro Forma Financials”), a copy of which is attached hereto as Exhibit O, and ensure that their respective financial teams were available, cooperative and responsive to the other party’s inquiries and requests for information during the preparation of the Pro Forma Financials.

(b) The Pro Forma Financials (i) have been prepared in good faith, based on assumptions believed by the parties to be reasonable as of the date of delivery thereof; (ii) presents a fair view, in all material respects of the combined financial position and the revenues and direct controllable costs of the Business as of the respective dates thereof and for such periods indicated therein; (iii) has been extracted from the books and records maintained by Seller, which have been prepared in accordance with U.S. GAAP; and (iv) include detailed projections of gross revenue and cash flow for the Business.

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(c) Buyer and Seller agree that the Pro Forma Financials will serve as a basis for determining the Purchase Price and the intention of the parties with respect to the Acquired Assets and the Assumed Liabilities pursuant to the transaction contemplated herein.

(d) Buyer and Seller mutually agree on the assumptions and methodologies used in preparing the Pro Forma Financials to ensure accuracy and reasonableness.

Section 5.4 Public Announcements.

The parties agree that, except as otherwise required by Law, including to permit Buyer to comply with its disclosure obligations as public reporting company in the United States and any request for or requirement to provide information to the SEC or national exchange, any and all public announcements or other public communications concerning this Agreement and the transactions contemplated hereby shall be subject to the written approval of both Buyer and Seller.

Section 5.5 Communications in Connection with Sale of Business.

Each of the Seller and Buyer will cooperate in communications with employees, contractors, consultants, customers, suppliers, vendors and others in order to facilitate the transfer of the Business to Buyer.

Section 5.6 No-Shop Clause.

Seller agrees that, from and after the date of the execution and delivery of this Agreement by Seller until the termination of this Agreement, Seller will not without the prior written consent of Buyer or except as otherwise permitted by this Agreement, directly or indirectly: (i) offer for sale or lease all or any material portion of the Acquired Assets or any ownership interest in any entity owning any of the Assets, (ii) solicit offers to buy all or any material portion of the Acquired Assets or any ownership interest in any entity owning any of the Acquired Assets, (iii) initiate, encourage or provide any documents or information to any third party in connection with, discuss or negotiate with any person regarding any inquiries, proposals or offers relating to any disposition of all or any material portion of the Acquired Assets or a merger or consolidation of any entity owning any of the Assets, (iv) solicit, initiate, encourage or entertain any inquiries or proposals from any person or entity (other than Buyer) relating to the acquisition of the Business, whether by merger, sale of assets, sale of stock, or otherwise; or (v) enter into any agreement or discussions with any party (other than Buyer) with respect to the sale, assignment, or other disposition of all or any material portion of the Assets or any ownership interest in any entity owning any of the Assets or with respect to a merger or consolidation of any entity owning any of the Assets. For the avoidance of doubt, the provisions of this Section 5.6 shall prevail over any similar provisions related to exclusivity provided in any other agreement between the parties.

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Section 5.7 Accounts Receivable.

(a) If, at any time after the Closing, Seller receives payment with respect to any of the accounts receivable constituting a part of the Acquired Assets, Seller shall, within five (5) Business Days after becoming aware of receipt of such payment, promptly remit such payment to Buyer without setoff or deduction.

(b) If, at any time after the Closing, Buyer receives payment with respect to any Excluded Assets constituting accounts receivable or other rights to payment, Buyer shall, within five (5) Business Days after becoming aware of receipt of such payment, promptly remit such payment to Seller without setoff or reduction.

Section 5.8 Maintenance of Legal Existence.

Seller shall preserve and maintain its legal existence until the expiration of the General Indemnity Period.

Section 5.9 Cooperation; Tax Matters.

(a) Transfer Taxes. All sales and transfer Taxes, recording charges and similar Taxes, fees or charges imposed as a result of the transactions contemplated herein (collectively, the “Transfer Taxes”), together with any interest, penalties or additions to such Transfer Taxes, will be paid by Seller. Seller Representative and Buyer will cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes and will cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

(b) Property Tax Proration. To the extent not otherwise prorated pursuant to this Agreement, Buyer and Seller shall prorate (as of the Closing Date), if applicable, real and personal property Taxes with respect to the Acquired Assets. If the amount of such Taxes for the year in which the Closing Date occurs cannot reasonably be determined, the apportionment will be based at Closing Date upon the amount of such Taxes for the preceding Tax year but will be readjusted when the amount of such Taxes is finally determined.

(c) Cooperation. Buyer, on the one hand, and Seller, on the other hand, shall cooperate fully, as and to the extent reasonably requested by each other, in connection with the filing of any Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, on the one hand, and Seller, on the other hand, agree, upon request and at the sole cost and expense of the requesting party, to use reasonable best efforts to obtain any certificate or other document or instrument from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed under this Agreement.

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Article 6
MISCELLANEOUS

Section 6.1 Termination.

Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing: (i) by mutual, written consent of Seller and Buyer; (ii) by Buyer by written notice to Seller if there has been a breach, inaccuracy in or failure to perform any such representation, warrant covenant, or agreement made by Seller pursuant to this Agreement, such that any of the conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Article 2 would not then be satisfied were the Closing to otherwise occur, and such breach, inaccuracy or failure is not cured by the earlier of (a) thirty (30) days after Seller is provided written notification of such breach, or such longer period as the parties agree is necessary to cure such items, and (b) the End Date (as defined below); (iii) by Seller by written notice to Buyer if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant, or agreement made by Buyer pursuant to this Agreement, such that any of the conditions to the obligations of Seller to consummate the transactions contemplated by this Agreement as set forth in Article 3 would not then be satisfied were the Closing to otherwise occur, and such breach, inaccuracy or failure is not cured by the earlier of (a) thirty (30) days after Buyer is provided written notification of such breach, or such longer period as the parties agree is necessary to cure such items, and (b) the End Date (as defined below); provided, that, Seller is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Article 2; (iv) by Seller or Buyer if the Closing shall not have taken place on or before 5:00PM Eastern Time on July 15, 2026 (the “End Date”) (which date may be extended by mutual agreement of Seller and Buyer), provided that the right to terminate pursuant to this subsection (iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date; or (v) by Buyer, at any time prior to the Closing, if the Board of Directors of Buyer has not approved, or withdraws, rescinds or modifies its approval of, this Agreement, any Buyer Ancillary Agreement or the transactions contemplated hereby, in which event Buyer may terminate this Agreement by written notice to Seller and neither party shall have any further liability hereunder except with respect to provisions that expressly survive termination. In the event of the termination of this Agreement, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of any party; provided that (a) any obligations which by their terms survive any termination of this Agreement, including the obligations of the parties contained in Section 5.1 hereof, shall survive any such termination and (b) nothing herein shall relieve any party from any liability for any willful, material breach of any provision hereof that occurs prior to the effective date of termination.

Section 6.2 Governing Law.

The internal laws of the State of New York, without regard to conflicts or choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

Section 6.3 Assignment; Binding Upon Successors and Assigns.

No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may assign any of its rights or obligations hereunder (i) to any Affiliate of Buyer, provided that in connection with such assignment Buyer guarantees the performance of its obligations hereunder, or (ii) to any financial institution providing financing to Buyer in connection with the transactions contemplated by this Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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Section 6.4 Severability.

If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

Section 6.5 Counterparts.

This Agreement may be executed in counterparts (including by facsimile, e-mail or other means of electronic transmission), each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

Section 6.6 Amendment and Waivers.

Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by Buyer and Seller. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

Section 6.7 Notices.

Any notice or other communication required or permitted to be given under this Agreement must be in writing, will be deemed duly received when delivered in person or when sent by email (with confirmation of receipt), or one Business Day after having been sent by a nationally recognized overnight courier service, addressed as follows (or to such other addresses as a party may designate):

If to Buyer:	Cycurion, Inc.
E-mail:
Attention:

with a copy to:	Seward & Kissel LLP
E-mail:
Attention:

If to Seller:	Kustom Entertainment, Inc.
Email:
Attention:

with a copy to:	Sullivan & Worcester LLP
Email:
Attention: [***]

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Section 6.8 Construction of Agreement.

The language hereof will not be construed for or against any party based solely on that party being the drafting party. A reference to an Article, Section, Schedule or Exhibit will mean an Article or Section in, or an Exhibit or Schedule to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. Where the context permits, the word “including” shall mean “including without limitation” or words to that effect. For the purposes of such construction, this Agreement will be considered as a whole.

Section 6.9 Absence of Third Party Beneficiary Rights.

No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights.

Section 6.10 Entire Agreement.

This Agreement, the Buyer Ancillary Agreements, the Seller Ancillary Agreements, and the Disclosure Schedules and the exhibits hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

Section 6.11 Expenses.

Whether or not the transactions contemplated hereby shall be consummated, the parties agree as follows: (i) Seller shall pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and legal counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, accountants and legal counsel incurred in connection with the subject matter hereof and any amendments hereto.

Furthermore, the Buyer agrees to cover the costs of conducting any financial audits of the Business or Acquired Assets and Assumed Liabilities, as needed.

Section 6.12 Fees and Costs.

In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys’ fees, costs, and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

Section 6.13 Dispute Resolution.

Except as otherwise specifically provided herein, all disputes, controversies, claims or differences that may arise between the parties hereto out of or in relation to this Agreement (including questions as to whether a matter is governed by this arbitration provision) shall be settled solely and exclusively by binding arbitration (if good faith negotiations between the parties do not resolve such dispute, controversy, claim or difference within sixty (60) days after notice of the dispute is received) conducted by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All hearings and proceedings regarding arbitration shall take place in New York, before a single arbitrator acceptable to both parties and shall be closed to the public and be confidential. Such arbitrator shall have at least ten years of experience in mergers and acquisitions law. The costs and fees of the arbitration, including attorneys’ fees of the parties, shall be borne equally by Seller on one hand and Buyer on the other hand. The award rendered by the arbitrator shall be final and binding upon the parties. Judgment on the award may be entered in accordance with applicable law in any court having jurisdiction thereof. Nothing herein shall bar either party from obtaining injunctive relief against threatened conduct that will cause loss or damages under rules of equity.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

BUYER:

CYCURION, INC.

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

SELLER:

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

Exhibit A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

(attached)

Exhibit B

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

(attached)

Exhibit C

FORM OF BILL OF SALE

(attached)

Exhibit D

FORM OF

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

(attached)

Exhibit E

FORM OF Key EMPLOYMENT AGREEMENT

(attached)

Exhibit F

FORM OF Essential EMPLOYMENT AGREEMENT

(attached)

EXHIBIT G

FORM OF CONTRACTOR AGREEMENT

(attached)

EXHIBIT H

SHARED Services Agreement

(attached)

EXHIBIT I

FORM OF SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

(attached)

EXHIBIT J

form of security agreement

exhibit k

FORM OF WARRANT AGREEMENT

(attached)

EXHIBIT l

FORM OF REGISTRATION RIGHTS AGREEMENT

(attached)

EXHIBIT m

FORM OF EARN OUT / CLAWBACK Agreement

(attached)

EXHIBIT N

FORM OF LEAK-OUT AGREEMENT

(attached)

EXHIBIT O

PRO FORMA FINANCIALS

(attached)

EXHIBIT P

CONDITIONS PRECEDENT AGREEMENT

(attached)